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                                                                  EXHIBIT 10.18

                                                                         6/19/95

                                    SUBLEASE

      MathSoft, Inc., a Massachusetts corporation with a place of business at 101 Main Street, Cambridge, Massachusetts ("Sublessor"), and International Integration Incorporated, a Massachusetts corporation with a place of business at 675 Massachusetts Avenue, Cambridge, Massachusetts ("Sublessee"), make this Sublease as of June 19, 1995.

                              PRELIMINARY STATEMENT

      Sublessor is the tenant in a portion of the building known and numbered as 101 Main Street, Cambridge, Massachusetts (the "Building"), consisting of approximately 11,212 rentable square feet on the fifteenth (15) floor of the Building and 23,350 rentable square feet on the sixteenth (16) floor of the Building (the "Premises"), under a lease dated August 17, 1993, by and between Riverfront Office Park Joint Venture, as lessor (the "Lessor"), and Sublessor, as lessee (the "Lease").

      Sublessee currently occupies and desires to sublet a portion of the Premises consisting of approximately 11,212 rentable square feet on the fifteenth floor of the Building and shown on Exhibit A attached to this Sublease (the "Demised Premises"). Sublessor is willing to sublet the Demised Premises to Sublessee on the terms and conditions set forth in this Sublease.

                                    AGREEMENT

      In consideration of the mutual covenants of this Sublease and other valuable consideration, the receipt and sufficiency of which Sublessee and Sublessor hereby acknowledge, Sublessor and Sublessee agree as follows:

      1. DEMISED PREMISES. Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the Demised Premises, together with the right to use, in common with others entitled thereto the common roadways, walkways, hallways, stairways and elevators necessary for access to the Demised Premises, subject to the terms and conditions of the Sublease and in accordance with any rules and regulations established by Lessor from time to time.

      2. SPECIFICATIONS. Sublessor has previously delivered the Demised Premises to the Sublessee on the Commencement Date (as hereinafter defined) in its then current "as is" condition, and Sublessee acknowledges that it has accepted the Demised Premises in such condition and is fully satisfied therewith.

      3. TERM. The term of this Sublease (the "Sublease Term") shall commence on February 24, 1995 (the "Commencement Date"), and shall terminate on October 14, 1999, or such earlier date upon which said Sublease Term may expire or be terminated pursuant to this Sublease, the Lease or pursuant to law.

      4. USE. Sublessee will use and occupy the Demised Premises solely for general office purposes and in accordance with the use permitted under the applicable zoning regulations. The Demised Premises will not be used for any other purposes without the prior written consent of Lessor and Sublessor.
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Demised Premises will not be used for any other purposes without the prior written consent of Lessor and Sublessor.

      5. MONTHLY BASE RENT. Sublessee shall pay to Sublessor rent at an annual rate of $168,180 ("Base Rent"), payable in equal monthly installments of $14,015 (the "Monthly Base Rent"), on the first day of each calendar month during the Lease Term. If the Sublease Term includes a partial calendar month at its beginning or end, the installment of Monthly Base Rent for such partial month shall be prorated at the rate of 1/30 of the monthly installment for each day in such partial month within the Sublease Term and shall be payable in advance on the first day of such partial month occurring within the Sublease Term. The Base Rent shall be paid to Sublessor at its offices located at 101 Main Street, Cambridge, Massachusetts, or such other place as Sublessor may designate in writing, in lawful money of the United States of America, without demand therefor, and without any deduction, setoff or abatement.

      6. REAL ESTATE TAXES AND OPERATING EXPENSES. In addition to Base Rent, for those periods coinciding with the Sublease Term, Sublessee shall pay to Sublessor, as additional rent, 32.44 percent of the difference between (i) the amounts charged by Lessor to Sublessor under Sections 6.2 and 6.3 of the Lease and (ii) all such amounts charged with respect to fiscal year 1995 as to Section
6.2 and with respect to calendar year 1995 as to Section 6.3. Specifically excluded from the amount set forth in clause (i) above shall be any amounts charged under Section 7.4., Article 12, Section 5.3, or any other amounts charged by Lessor for services to the Premises leased by Sublessor under the Lease which are not part of the Demised Premises hereunder, or any other amounts charged by Lessor arising from Sublessor's failure to fulfill its obligations under the Lease, provided the failure to fulfill such obligations under the Lease is not caused by Sublessee. Sublessee shall make such payments within ten days after written notice from Sublessor to Sublessee that such payments are due; provided, however, if Lessor requires Sublessor to make estimated payments under said Sections 6.2 and 6.3, Sublessee shall make payments on account of any amounts due under this Paragraph 6 in monthly installments equal to one-twelfth of the annual amount reasonably estimated by Sublessor to be payable under this Paragraph 6 based on the most recent projection provided by Lessor to Sublessor under Sections 6.2 and 6.3 of the Lease. Sublessee shall pay such monthly installments on the first day of each calendar month. Within 20 days after Sublessor receives a final accounting under said Sections 6.2 and 6.3 for any period during which Sublessee has made estimated payments under this Paragraph 6, Sublessor shall provide to Sublessee a statement of the actual amount payable by Sublessee under this Paragraph 6 based on such final accounting. If the amount shown on such statement exceeds the total estimated payments made by Sublessee with respect to the corresponding period, Sublessee shall pay such excess to Sublessor within ten days after receiving such statement. If the total estimated payments for such period exceed the amount shown on such statement, Sublessor shall give to Sublessee a credit against subsequent payments of Base Rent and additional rent under this Sublease or, after the expiration of the Sublease Term, pay such excess to Sublessee at the time of the delivery of such statement.

      7. ELECTRIC. Sublessee shall purchase the electrical energy that the Sublessee requires for the operation of the lighting fixtures, appliances and equipment in the Demised Premises directly from the utility company which services the Building, which electricity shall be separately metered. Sublessor shall have no obligation to provide or liability for failure to provide electrical current to the Demised Premises and Sublessee shall seek service only from the utility company servicing the Demised Premises.

      8. PARKING. Sublessee shall be entitled to the use of 23 parking spaces in the parking garage serving the Premises on a non-exclusive basis, subject to, and in compliance with, the provisions of
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Section 27.6 of the Lease, which provides, INTER ALIA that: Lessor may designate or change the location or the areas in which Sublessee may park within the parking garage and Lessor may designate parking spaces for the use of other tenants at the Premises; Lessor may establish Rules and Regulations relative to all parking areas serving Building tenants and may further engage the services of an independent contractor to administer and control access to said parking areas; Lessor has allocated in its tenant leases up to one hundred twenty-five percent (125%) of the actual parking spaces servicing the Building; and that as a consequence of such over-allocation of parking spaces there may occasionally occur instances in which the number of parking spaces actually available to Sublessee shall be less than the Parking Spaces to which Sublessee is entitled under this Sublease. Lessor and Sublessor shall incur no liability to Sublessee as a consequence of such over-allocation of parking spaces.

      9. SECURITY DEPOSIT. Sublessee has previously paid to Sublessor the sum of $30,000 as security for the performance of Sublessee's obligations under this Sublease (the "First Security Deposit"). Sublessee shall, at the time Sublessee executes and delivers this Sublease to Sublessor, pay to Sublessor an additional security deposit of Fifteen Thousand ($15,000.00) Dollars to secure Sublessee's obligations under this Sublease and in consideration for Sublessor consenting to the construction of the alterations in accordance with the Plans (as defined in Section 10) (the "Second Security Deposit"). The First Security Deposit and the Second Security Deposit shall be collectively referred to as the "Security Deposit". In the event of any default in the payment or performance of such obligations, Sublessor may apply all or any portion of the Security Deposit towards curing any such default and/or compensating Sublessor for any loss or damage arising from any such default. If Sublessor applies any portion of the Security Deposit in accordance with this Paragraph 9, Sublessee shall immediately pay to Sublessor an amount equal to the portion applied by Sublessor to restore the Security Deposit to its original amount. If Sublessor assigns its interest in this Sublease and transfers the Security Deposit (or any balance thereof) to its assignee, provided that any such assignee shall acknowledge in writing to Sublessee receipt of such security deposit and liability to Sublessee with respect to the Security Deposit and its application and return in accordance with the provisions of this Sublease, Sublessee shall look only to such assignee for the application and return of the Security Deposit.

      10. ALTERATIONS. Sublessee shall not make any alteration, improvement, decoration, or installation (hereinafter called "Alterations") in or to the Demised Premises, without in each instance obtaining the prior written consent of Lessor and Sublessor and in accordance with Article 10 of the Lease. If any alterations are made without Lessor's or Sublessor's consent, Lessor or Sublessor may remove the same, and may correct, repair and restore the Demised Premises and any damage arising from such removal, and Sublessee shall be liable for any and all costs and expenses incurred by Lessor or Sublessor in the performance of this work. Notwithstanding the foregoing, Sublessor hereby consents to Sublessee's alteration of the Demised Premises in accordance with the plans entitled "The I-Cube 15th Floor Plan, dated May 8, 1995 designed by Bryer Architects" (the "Plans") a copy of which are attached hereto as Exhibit
B. Any changes in the Plans shall be subject to the additional review and consent of the Sublessor and Lessor.

      11. ASSIGNMENT AND SUBLEASE. Sublessee agrees not to assign, mortgage, pledge or otherwise encumber this Sublease nor to sublet the Demised Premises or any part thereof, without in each instance obtaining the prior written consent of Lessor and Sublessor.

      12. SUBORDINATION TO LEASE. This Sublease is subject and subordinate to the terms and conditions of the Lease, and neither Sublessee nor Sublessor nor any of their respective employees, agents, contractors, or invitees shall do anything which would violate any provision of the Lease or cause a default under the Lease.
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      13. INCORPORATION OF LEASE.

            a) Except as otherwise specified in this Sublease, all of the terms and conditions of the Lease are incorporated as a part of this Sublease, but all references in the Lease to "Landlord", "Tenant", "Premises", and "Yearly Fixed Rent" shall be deemed to refer, respectively to Sublessor, Sublessee, the Demised Premises and the Base Rent, as defined in this Sublease. Sublessee shall perform the obligations of the Sublessor, as tenant under the Lease. Except as otherwise provided in this Sublease, (i) Sublessor shall have no obligations under this Sublease to perform the obligations of Lessor, as landlord under the Lease, and Sublessee shall seek such performance solely from the Lessor but Sublessor shall cooperate in all respects with Sublessee in obtaining the services of Landlord provided to Tenant under the Lease; (ii) Sublessor shall not be bound by any representations or warranties of the Lessor under the Lease; and (iii) Sublessor shall not be liable to Sublessee for any failure or delay in Lessor's performance of its obligations, as landlord under the Lease.

            b) Except as otherwise provided in this Sublease, the following terms and conditions of the Lease are not incorporated as part of this Sublease:

                  i)    Sections 1(2), (12), (15), (16), (17), (19); Sections
                        2.1, 2.2; Article 3; Article 4; Article 6; the first sentence of Section 7.1; and Sections 27.3, 27.6, 27.9,
                        27.10 of the Lease.

             c) Notwithstanding any contrary provision of this Sublease, in any instance where a specific grace period is granted to Sublessor, as tenant under the Lease, before Sublessor is considered in default under Article 19 of the Lease, Sublessee, as tenant under this Sublease, shall be deemed to have a grace period which is ten days less than Sublessor before Sublessee is considered in default under this Sublease, but in no event shall any grace period be reduced to less than five days unless the period under the Lease is five days or less, in which case the period under this Sublease shall be one day less than that provided to Sublessor under the Lease.

      14. DEFAULT BY SUBLESSEE. Sublessee shall indemnify and hold harmless Sublessor from all liabilities, losses, damages and expenses (including without limitation, reasonable attorneys' fees and court costs) arising out of a default by Sublessee in the performance of its obligations, as tenant, under this Sublease. In the event of a default by Sublessee in the performance of its obligations under the Sublease, Sublessor shall have all of the rights and remedies in the Lease with respect to defaults by the tenant under the Lease, including without limitation the rights and remedies set forth in Article 19 of the Lease. Sublessor shall indemnify and hold harmless Sublessee from all liabilities, losses, damages, and expenses (including without limitation, reasonable attorneys' fees and court costs) arising out of a default by Sublessor in the performance of its obligation as Tenant under the Lease resulting in early termination of the Lease arising from any such default, and Sublessee shall have all rights and remedies at law and equity arising therefrom.

      15. BROKERS. Sublessee and Sublessor each represent and warrant to the other that it has not dealt with any brokers other than Leggat McCall/Grubb & Ellis and Lynch Murphy Walsh & Partners in connection with the consummation of this Sublease. Sublessee and Sublessor each agree to indemnify
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and hold harmless the other and its affiliated companies against any loss, damage, claims or liabilities arising out of the failure of such representation or the breach of such warranty. Sublessor shall be solely responsible for the payment of any brokerage commission due to Leggat McCall/Grubb & Ellis and Lynch Murphy Walsh & Partners.

      16. NOTICES. All notices, demands, requests and other instruments which may or are required to be given by any party to the other under this Sublease shall be in writing. All notices, demands, requests and other instruments from Sublessor to Sublessee shall be deemed to have been properly given three (3) days after being sent by United States certified mail, return receipt requested, postage prepaid, or when delivered or served personally addressed to:

       If to Lessor:     c/o Codman Management Company, Inc.
                         One Main Street
                         Cambridge, MA 02142

       If to Sublessor:  MathSoft Inc.
                         101 Main Street
                         Cambridge, MA 02142

       with a copy to:   Testa, Hurwitz & Thibeault
                         53 State Street, Exchange Place
                         Boston, Massachusetts 02109
                         Attention: Joseph R. Torpy, Esq.

       If to Sublessee:  International Integration Incorporated
                         101 Main Street
                         Cambridge, MA 02142
                         Attention: Director of Finance and Administration

or to such other address as any of the above parties shall designate in writing to the others.

      17. TERMINATION OPTION. In the event Lessor and Sublessee agree to enter into a direct lease (the "Direct Lease") for the Demised Premises and Lessor releases Sublessor from all of its obligations under the Lease as to the Demised Premises (including, without limitation, no obligation upon Sublessor to accept the Demised Premises in the event of a termination of the Direct Lease), then Sublessee shall have the option of terminating this Sublease provided that Sublessee is current on its Base Rent and Additional Rent due hereunder and is not in default under the terms of this Sublease (the "Termination Option"). In the event Sublessee elects to terminate this Sublease pursuant to the terms of the previous sentence, all of the obligations and rights of the parties hereunder shall cease except that the Sublessee's obligation to pay any unpaid Monthly Base Rent or additional rent shall survive such termination. In the event the Termination Option is exercised hereunder, Sublessor shall return the Security Deposit or any remaining balance thereof, after application towards the cure of any defaults or performance of any obligations in accordance with Paragraph 9 of this Sublease, to Sublessee within thirty (30) days after this Sublease is terminated.

      18. PERSONAL PROPERTY. Sublessee has purchased and Sublessor has sold certain items of personal property specifically described as all furniture and workstations (collectively the "Furniture") which are presently located on the Premises and are listed on Schedule A attached hereto. The purchase price for the Furniture was $35,000 (the "Purchase Price") and Sublessor acknowledges receipt of the
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same. Sublessor has provided Sublessee a Bill of Sale for the Furniture.

      19. ENTIRE AGREEMENT. This Sublease contains all of the agreement, conditions, warranties and representation relating to the Sublease of the Demised Premises, and neither Sublessor nor Sublessee nor any of their respective agents or representatives has made any warranties, representations or agreements, except as expressly set forth in this Sublease. Additionally, Sublessor agrees to use reasonable efforts to assist Sublessee in obtaining an Estoppel Certificate and Non-Disturbance Agreement from Landlord substantially in the form of Exhibit C attached hereto and, if such agreement is executed by Landlord, Sublessor and Sublessee, it shall become a part of the agreement between the parties hereto.

      20. CONDITION PRECEDENT. This Sublease, and the rights and obligations of all parties hereto, are subject to the condition precedent of the Lessor consenting to the making of this Sublease (the "Lessor's Consent"). If the Lessor's Consent is not obtained in writing within 10 days of the date first written above, this Sublease shall be void and the Sublessee shall be deemed a trespasser and shall immediately vacate the Premises.

      21. WAIVER OF OPTIONS TO EXPAND AND TO EXTEND TERM OF LEASE. Sublessor hereby waives its option to expand and its right of first refusal pursuant to the terms of Section 3.4 of the Lease. Sublessor also waives its option to extend the Term of the Lease pursuant to Section 3.3 of the Lease with respect to the Demised Premises provided that Landlord agrees to allow the option to extend the Term of the Lease remain effective as to the Premises not a part of the Demised Premises.

      IN WITNESS WHEREOF, Sublessor and Sublessee have duly executed this Sublease as of the date first written above.

SUBLESSEE:                                 SUBLESSOR:

INTERNATIONAL INTEGRATION                  MATHSOFT, INC.
INCORPORATED.


By: /s/ Madhav Anand                       By: /s/ Robert P. Orlando
    ----------------------------               -----------------------------
Name: Madhav Anand                         Name: Robert P. Orlando
Title: CEO                                 Title: Vice President & CFO
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                                LESSOR'S CONSENT

      The undersigned, Riverfront Office Park Joint Venture, in its capacity as lessor under the Lease referred to in the foregoing Sublease Agreement between MathSoft Inc., as sublessor, and I-Cube, Inc., as sublessee, and any other affiliate of sublessor which may from time to time become a sublessee under the Sublease Agreement, hereby consents to the terms and conditions thereof, and acknowledges that all conditions required for such consent contained in the Lease have been fulfilled or are hereby waived and Landlord further agrees that Sublessor's waiver of its right to extend the Term of the Lease as to the Demised Premises in no way limits or invalidates its right to extend the Term of the Lease as to the remainder of the Premises which are not a part of the Demised Premises.

                                           RIVERFRONT OFFICE PARK
                                               JOINT VENTURE

                                           By: RIVERFRONT OFFICE PARK ASSOCIATES

                                           By: DARVEL REALTY TRUST
                                               Managing General Partner


May ___,1995                               By: _______________________________
                                           Its: Trustee